Consent of Independent Registered

Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the use of our report dated March 27, 2013, with respect to the consolidated financial statements of John Hancock Life Insurance Company (U.S.A.), included in the Statement of Additional Information and related Prospectus of John Hancock Life Insurance Company (U.S.A.) Separate Account A incorporated by reference in Post-Effective Amendment No. 5 to the Registration Statement (Form N-6 No. 333-157212).

/s/ Ernst & Young LLP

Boston, Massachusetts

October 7, 2013

Consent of Independent Registered

Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the use of our report dated March 28, 2013, with respect to the financial statements of John Hancock Life Insurance Company (U.S.A.) Separate Account A, included in the Statement of Additional Information and related Prospectus of John Hancock Life Insurance Company (U.S.A.) Separate Account A incorporated by reference in Post-Effective Amendment No. 5 to the Registration Statement (Form N-6 No. 333-157212).

/s/ Ernst & Young LLP

Toronto, Canada

October 7, 2013